                              CORPORATE GUARANTY


    INPUT/OUTPUT, INC., a Delaware corporation ("Guarantor"), with its principal place of business at 1104 West Airport, Stafford, Texas 77477, in consideration of the execution and delivery of (i) an Equipment Leasing Agreement dated as of August 29, 1997 between 3-D GEOPHYSICAL, INC., a Delaware corporation, with its principal place of business at 8226 Park Meadow Drive, Littleton, Colorado 80124 ("Lessee") and BTM CAPITAL CORPORATION ("Lessor"), a Delaware corporation, with its principal place of business at 125 Summer Street, Boston, Massachusetts 02110 (as amended or supplemented from time to time in accordance with its terms and together with all Lease Supplements executed pursuant thereto, the "Lease") and (ii) the Servicing Agreement, dated as of August 27, 1997 between Lessor and Guarantor, and for other good and valuable consideration, including, without limitation, the providing of financing for Lessee as a customer of Guarantor, the receipt and sufficiency of which are hereby acknowledged, Guarantor does hereby unconditionally guarantee to Lessor, its successors and assigns, without offset or deduction,

    (i) the prompt payment when due, whether by acceleration or otherwise, of all Rent, Supplemental Payments and all other amounts whatsoever payable by Lessee under or pursuant to the Lease, the guaranty under this clause (i) constituting a continuing guaranty of payment and not of collection;

    (ii) in the event that Rent due under the Lease, notwithstanding the interest rate used in the calculation of such Rent, is at any time during the term of the Lease less than the amount of Rent that would be have been due had such Rent been calculated using an interest rate equal to the BTM Rate, the amount of such differential;

    (iii) if Lessor shall have determined after the date hereof that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the enforcement or interpretation or administration of any of the foregoing by any court or administrative or governmental authority or central bank charged with the enforcement or interpretation or administration thereof, or compliance by Lessor or any holding company of Lessor with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lessor's capital or on the capital of Lessor's holding company, if any, as a consequence of its obligations under the Lease to a level below that which Lessor or Lessor's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration Lessor's policies and the policies of its holding company with respect to capital adequacy) by an amount deemed by Lessor to be material, such additional amount or amounts as will compensate Lessor or Lessor's holding company for any such reduction suffered, together with interests on each such amount from the date demanded until payment in full thereof at the rate set forth in Section 26 of the Lease. A certificate of Lessor submitted to Guarantor as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Guarantor. In determining such amount or amounts, Lessor may use any method of averaging and attribution as it (in its sole and absolute discretion) shall deem applicable;

    (iv) in the event that any Regulatory Change shall: (A) change the basis of taxation of any amounts payable to Lessor under the Lease (other than taxes imposed on the overall net income of Lessor by the United States of America or the jurisdiction in which Lessor has its principal office); or (B) impose or modify any reserve, Federal Deposit Insurance Corporation premium or assessment, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Lessor or its holding company; or (C) impose any other conditions affecting the Lease (or any of such extensions of credit assets, deposits or liabilities); and the result of any event referred to in clause (A), (B) or (C) above shall be to increase Lessor's or its holding company's costs and reductions in amounts receivable are hereinafter referred to as "Additional Costs"), such additional fees or other amounts which shall be sufficient to compensate Lessor or its holding company for such increased cost or reduction in amounts receivable from the date of such change, together with interest on each such amount from the date demanded until payment in full thereof at the rate set forth in Section 26 of the Lease. Determinations by Lessor or its holding company of the effect of any regulatory Change on its or its holding company's costs of maintaining its investment in the Lease or on amounts receivable by it or its holding company in respect of any Additional Costs, shall be set forth in writing in reasonable detail and shall be presumed correct, absent manifest error. In determining such amount or amounts, Lessor may use any method of averaging and attribution as it (in its sold discretion) shall deem applicable; and

    (v) that Lessee will perform punctually and faithfully each and every duty, agreement, covenant and obligation of Lessee under or pursuant to the Lease.

    For purposes of this Guaranty, the following terms shall have the following meanings:

    "BTM RATE" for any Rental Period means the sum of (i) LIBOR Rate divided by
    (ii) 1 minus the Reserve Percentage for such Rental Period plus (iii)
    1.50%.

    "BUSINESS DAY" means a Eurodollar Business Day which is also a day on which commercial banking institutions and foreign exchange markets settle payments by reference to the LIBOR Rate in U.S. Dollars in New York City.

    "BUSINESS DAY CONVENTION" means the convention for adjusting any relevant date that is not a Business Day so that date will be the first following day that is a Business Day unless that day falls in the next calendar month, in which case that date will be the first preceding day that is a Business Day.

    "DETERMINATION DATE" means 11:00 a.m. (London time) on the date that falls two Eurodollar Business Days prior to the first day of the Rental Period as to which the BTM Rate is being determined.

    "EURODOLLAR BUSINESS DAY" means a day on which commercial banking institutions and foreign exchange markets settle payments by reference to the LIBOR Rate in U.S. Dollars in London, England.

    "LIBOR RATE" for any Rental Period means that rate of interest per annum equal to the offered rate for United States dollar deposits having a period to maturity equal to 30 days in an amount comparable to the aggregate of the then-applicable Casualty Loss Values of the Equipment then subject to this Lease quoted on Dow Jones Telerate Access Service page 3750 (or such other page as may replace page 3750 on that service for the display of such information) on a Determination Date, or if such Telerate page quotation is not available, then the average of the rates of interest per annum applicable to United States dollar deposits having a period to maturity equal to 30 days (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted on Reuters Monitor Money Rates Services at Screen page "LIBO" (or such other page as may replace it on such service for display of information is not available on either the Telerate screen or the Reuters LIBO screen, then, on the date and time of determination, Lessor will request the principal London office of each of the Reference Banks (hereinafter defined) to provide a quotation of its LIBOR Rate for U.S. dollar deposits having the maturity described above. The LIBOR Rate will then be the average of the quotations provided (rounded upwards, if necessary, to the nearest 1/16 of 1%).

    "REFERENCE BANKS" means four major banks selected by Lessor on the London interbank market.

    "REGULATORY CHANGE" means any change after the date of this Lease in United States federal, state or foreign laws or regulations (including Regulation D and the laws or regulations that designate any assessment rate relating to certificates of deposit or otherwise) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks or lenders, of or under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

    "RESERVE PERCENTAGE" means, for any Rental Period, the percentage rate (expressed as a decimal) prescribed by the Board of Governors of the Federal Reserve System or any successor (the "Board of Governors") that is in effect on the Determination Date with respect to such Rental Period, for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City having deposits exceeding $5,000,000,000.00 against Eurocurrency liabilities (as defined in Regulation D of the Board of Governors) or in respect of any other category of liabilities that includes deposits by reference to which the LIBOR Rate is calculated or any category of extensions of credit or other assets that includes loans by a non-United States office of Lessor to United States residents. The Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against any category of liabilities which includes deposits by which the LIBOR Rate is to be determined.

    Guarantor does hereby agree that upon the occurrence of an Event of Default under the Lease, Guarantor will promptly pay the Rent, all Supplemental Payments and all other amounts whatsoever due under or pursuant to the Lease, and will perform, or will otherwise provide for and bring about promptly the performance of, such duties, agreements, covenants and obligations of Lessee thereunder and will, upon demand by Lessor, promptly pay all other amounts to be paid by Guarantor under clauses (ii) through (iv) above. The obligations of Lessee hereby guaranteed, and the obligations of Guarantor set forth above, are hereinafter referred to as the "Obligations." Without limiting the generality of clause (i) of this paragraph, Guarantor specifically agrees that it shall not be necessary or required, and the Guarantor shall not be entitled to require, that the Lessor, or any successor or assignee of the Lessor, file suit or proceed to obtain or assert a claim for personal judgment against Lessee for the Obligations or make any effort at collection of the Obligations from Lessee or foreclose against or seek to realize upon any security now or hereafter existing for the personal judgment against any other party liable for the Obligations or make any effort at collection of the lbs from any such other party or any security or other guaranty therefor or assert or file any claim against the assets of Lessee or other person liable for the Obligations, or any part thereof, before or as a condition of enforcing the liability of Guarantor under this Guaranty or requiring payment of the Obligations by Guarantor hereunder, or at any time thereafter.
Guarantor agrees, upon demand of Lessor to either, at Lessor's option, pay directly, or reimburse Lessor for the payment of, all costs, fees and expenses, including, without limitation, reasonable attorneys' fees, incurred by Lessor in the enforcement or attempted enforcement of any of its rights hereunder. Guarantor shall have no right of subrogation, reimbursement or indemnity whatsoever (except with respect to payments received by Guarantor as Servicer under the Servicing Agreement) against Lessee as a result of any payment or performance by Guarantor hereunder until all Obligations have been paid and performed in full and Lessor has released all of its right, title and interest in the Lease and the Equipment. Any right of subrogation, reimbursement or indemnity Guarantor obtains against Lessee shall be junior and subordinate to Lessor's rights against Lessee and the Equipment.

    Guarantor specifically agrees that it shall not be necessary or required in order to enforce the liability of Guarantor hereunder that there be, and Guarantor specifically waives: notice of the acceptance of this Guaranty and of the performance or nonperformance of the Lease; demand of payment from Lessee except to the extent required by the Lease; presentment for payment upon Lessee or the making of any protest; notice of the amount of the Obligations outstanding at any time; and notice of nonpayment or failure to perform on the part of Lessee. Guarantor further waives all defenses, offsets and counterclaims whatsoever which Guarantor may at any time have to the payment or performance of any of the Obligations. Guarantor agrees that Guarantor's liability under this Guaranty shall be absolute and unconditional and shall remain in full force and effect until Lessee shall have fully and satisfactorily discharged all of the Obligations and shall not be affected by reason of: (i) any waiver by Lessor, or its successors or assigns, of the performance or observance by Lessee of any of the agreements, covenants, terms or conditions contained in the Lease, or of any Event of Default; (ii) the extension of the time for payment by Lessee of any Rent, supplemental Payments or other sums or any part thereof owing or payable under or pursuant to the Lease, or of the time for performance by Lessee of any other obligations under or pursuant to the Lease, or the extension or renewal of the Lease; (iii) any failure, omission or delay of the Lessor, or of its successors or assigns, to enforce, assert or exercise any right, power or remedy conferred on Lessor under or pursuant to the Lease, or any action on the part of Lessor, or its successors or assigns, granting any extension or indulgence in any form to Lessee; (iv) any sublease or other use of any Item of the Equipment, or any transfer or assignment by Lee of any of its interest, rights or obligations, in, to and under the Lease, or with respect to any Item of the Equipment; (v) any assignment by Lessor, or its successors or assigns, in whole or in part, of the Lease and/or any of its rights, title, interests or obligations thereunder, and any granting by Lessor, or its successors or assigns, of any granting by Lessor, or its successors or assigns, of the Equipment or any Item thereof; (vii) any compromise, settlement, renewal, extension, indulgence, change in or waiver or modification of any of the Obligations or the release or discharge of Lessee from the performance or observance of any of the Obligations by operation of law; (viii) any change in, waiver or modification of, or amendment to, any of the terms or provisions of the Lease; (ix) any assignment or mortgaging or the purported assignment or mortgaging of all or any part of the interest of Lessee in the Lease or in any of the Equipment; (x) any consolidation or merger of Lessee, or any leveraged buy-out or other form of corporate reorganization that Lessee may become the subject of or become engaged in, whether or not permitted under the terms of the Lease, or the sale, transfer or other disposition by Lessee of all or substantially all of the assets and/or liabilities of Lessee; (xi) any change in the ownership of any shares of capital stock of Lessee; (xii) the voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of Lessee, or any other similar proceeding affecting the status, existence, assets or obligations of Lessee, or the limitation of damages for the breach of, or the disaffirmation of, the Lease in any such proceeding; (xiii) any invalidity or unenforceability, for any reason, of the Lease, or of any provision thereof, or of any of the Obligations, or any defect in Lessor's title to the Equipment or any Item thereof; or (xiv) any other circumstance that might otherwise constitute a legal or equitable discharge of Lessee (including a discharge in bankruptcy) or of Guarantor, PROVIDED, HOWEVER, that with respect to subsections (ii), (vii) and (viii) above, Lessor shall not change, wive, modify or amend any term or provision of the Lease which change, waiver, modification or amendment would materially adversely effect Guarantor, without the prior written consent of Guarantor.

    Guarantor hereby represents and warrants to Lessor and its successors and assigns that:

    (a) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation as recited above, and will take such steps as may be necessary to preserve its corporate existence; Guarantor has the power and authority to execute and perform this Guaranty, and has duly authorized the execution, delivery and performance of this Guaranty;

    (b) no approval is required from any regulatory body, board, authority or commission, nor from any other administrative or governmental agency, nor from any other person, firm or corporation, with respect to the execution of this Guaranty by Guarantor and the payment and performance by Guarantor of all of Guarantor's obligations hereunder;

    (c) this Guaranty constitutes the legal, valid and binding obligations of Guarantor, enforceable in accordance with its terms, and the execution, delivery and performance of the same by Guarantor will not violate Guarantor's Certificate of Incorporation, By-Laws, or any provision of law, any order of any court or other agency of government, or any indenture, agreement or other instrument to which Guarantor is a party, or by or under which Guarantor or any of Guarantor's property is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Guarantor's property or assets;

    (d) all balance sheets, statements of profit and loss and other financial data that have been delivered to Lessor with respect to Guarantor
(i) are complete and correct in all material respects, (ii) accurately present the consolidated financial condition of Guarantor on the dates for which, and the results of its operations for the periods for which, the same have been furnished, and (iii) have been certified by Guarantor's independent certified public accountants, in the case of the audited financial statements, and by Guarantor's chief financial officer, in the case of any unaudited financial statements, and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the period covered thereby; all balance sheets disclose all known material liabilities, direct and contingent, as of their respective dates; and there has been no change in the condition of Guarantor, financial or otherwise, since May 31, 1997, the date of the most recent financial statements delivered to Lessor with respect to Guarantor, other than changes in the ordinary course of business, none of which changes has been materially adverse;

    (e) there are no suits or proceedings pending or to the knowledge of Guarantor threatened, in any court or before any regulatory commission, board or other administrative governmental agency against or affecting Guarantor, which will have a material adverse effect on the consolidated financial condition or business of Guarantor;

    (f) Guarantor will furnish Lessor and any assignee of Lessor (i) as soon as available, and in any event within 120 days after the last day of each fiscal year of Guarantor, a copy of the consolidated balance sheet of Guarantor and its consolidated subsidiaries as of the end of each such fiscal year, and related consolidated statements of income and retained earnings of Guarantor and its consolidated subsidiaries for such fiscal year, certified by an independent certified public accounting firm of recognized standing, each on a comparative basis with correspondence statements for the prior fiscal year, and a copy of Guarantor's form 10-K, if applicable, filed with the Securities and Exchange Commission for such fiscal year, (ii) within 45 days after the last day of each fiscal quarter of Guarantor, (except the last such fiscal quarter), a copy of the balance sheet as of the end of such quarter, and statement of income and retained earnings of Guarantor and its consolidated subsidiaries covering the fiscal year to date, each on a comparative basis with the corresponding period of the prior year, all in reasonable detail and certified by the treasurer or principal financial officer of Guarantor, together with a copy of Guarantor's Form 10-Q, if applicable, filed with the Securities and Exchange Commission for such quarterly period, (iii) contemporaneously with its transmittal to each stockholder of Guarantor and to the Securities and Exchange Commission, all such other financial statements and reports as Guarantor shall send to its stockholders and to the Securities and Exchange Commission, (iv) as soon as available to Guarantor, the notice of any adjustment resulting from any audit of the books and/or records of the Guarantor by any taxing authority having jurisdiction over Guarantor, and (v) such additional financial information as Lessor may reasonably request concerning Guarantor;

    (g) Guarantor and its consolidated subsidiaries have filed all United States income tax returns which are required to be filed, and have paid, or made provisions for the payment of, all taxes which have or may have become due pursuant to said returns or pursuant to any assessment received by Guarantor or such consolidated subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided;

    (h) to the best of Guarantor's knowledge, no event has occurred and no condition exists which does or would constitute an Event of Default under the Lease; and

    (i) Guarantor has obtained any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business the existence or violation or failure of which, individually or in the aggregate, materially adversely affects or might in the future (so far as Guarantor now believes) materially adversely affect the business, operations, affairs, properties or condition of Guarantor and its subsidiaries on a consolidated basis.

    Guarantor hereby covenants that Guarantor:

    (a) shall at all times keep and maintain tangible net worth at an amount not less than $180,000,000;

    (b) shall at all times keep and maintain maximum Funded Debt to Capitalization of thirty percent (30%), where "Funded Debt" means current portion long term debt, plus long term debt, plus short term bank debt and "Capitalization" means current portion long term debt, plus long term debt, plus short term debt, plus shareholder's equity; and

    (c) shall at all times keep and maintain maximum Liabilities to net worth of not more than 0.5 to 1, where "Liabilities" means total liabilities plus contingent liabilities;

    in each case, determined in accordance with generally accepted accounting principles, consistently applied. Guarantor further agrees that in the event that Guarantor executes a new revolving or other principal credit agreement with any party (a "New Financing") while this Guaranty remains in effect, Guarantor shall notify Lessor of such New Financing and Guarantor and Lessor shall amend this Guaranty to conform the financial covenants in subsections (a), (b) and (c) above to any financial covenants contained in the documents related to such New Financing.

    This Guaranty (a) may not be assigned by Guarantor; (b) may be assigned by Lessor and by its successors or assigns, in whole or in part, without the consent of Guarantor, and in the event of any such assignment each of Lessors successors or assigns shall have and may enforce against Guarantor all of the rights of Lessor hereunder with respect to the guaranty of the payment and performance of such of the obligations as are covered by such assignment;
(c) may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; (d) shall inure to the benefit of Lessor and its successors and assigns, and shall be binding upon the successors and, subject to the restriction of clause (a) of this paragraph, assigns of Guarantor; (e) may be amended or modified only by an instrument in writing, signed by a duly authorized officer of Lessor; and (f) shall in all respects be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction (including, without limitation, by reason of any change in the Obligations or any event described in the second paragraph hereof) shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating or diminishing Lessor's rights under the remaining provisions hereof or Lessor's rights hereunder before giving effect to such change in the

Obligations or such event, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references herein to any "successor" or "assignee" of Lessor or to Lessor's "successors" or "assigns" shall, without limitation, include each Assignee and Lender. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to such terms in the Lease.

    IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed and attested by its duly authorized officers and its corporate seal to be affixed hereto as of the 29th day of August, 1997.

                                   INPUT/OUTPUT, INC.


                                   By:
                                       --------------------------------
                                   Name:
                                       --------------------------------
                                   Title:
                                       --------------------------------